Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated March 28, 2014, with respect to the financial statements of CannaVEST Corp. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/PKF
San Diego, California	PKF
October 2, 2014	Certified Public Accountants
A Professional Corporation